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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated as follows:


- AMB Property Corporation and subsidiaries           February 2, 1999
- WOCAC Portfolio                                     November 3, 1999
- Columbia Business Center                            June 11, 1999
- Manekin Portfolio                                   June 11, 1999
- Technology Park II Portfolio                        June 11, 1999
- Miami Business Center                               June 9, 1999
- Junction Industrial Park                            May 17, 1999
- Mawah Portfolio                                     July 31, 1998
- National Distribution Portfolio                     July 31, 1998
- Willow Lake Portfolio                               July 21, 1998
- Amberjack Portfolio                                 July 9, 1998
- Willow Park Portfolio                               June 8, 1998
- Twin Cities Office/Showroom Portfolio
   (Minnetonka Industrial Portfolio)                  May 1, 1998
- Dallas Warehouse Portfolio
   (Garland Industrial Portfolio)                     April 21, 1998
- AMB Contributed Properties                          March 27, 1998
- Boston Industrial Portfolio                         March 27, 1998
- The Jamesburg Property                              March 27, 1998
- Orlando Central Park                                March 27, 1998
- Totem Lake Malls                                    March 27, 1998
- Crysen Corridor Warehouse                           February 24, 1998
- Cabot Business Park                                 October 29, 1997
- Cabot Industrial Portfolio                          October 29, 1997
- Manhattan Village Shopping Center                   October 17, 1997
- Silicon Valley R&D Portfolio                        October 17, 1997
- Weslayan Plaza                                      October 17, 1997


and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP


San Francisco, California
November 18, 1999